UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2017

Nathan’s Famous, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35962	11-3166443
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On October 17, 2017, Nathan’s Famous, Inc. (the “Company”) announced that the Company intends to offer, subject to market and other conditions, $150.0 million aggregate principal amount of Senior Secured Notes due 2025 (the “Notes”) in a private offering. The Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The Company intends to use the net proceeds of the offering to satisfy and discharge the indenture relating to its 10.000% Senior Secured Notes due 2020 (the “2020 Notes”) and redeem such notes, to pay a portion of a $5.00 per share cash dividend to the Company’s stockholders of record and to use any remaining net proceeds for general corporate purposes, including working capital. The Company will also fund the cash dividend through its existing cash and cash equivalents. Prior to the closing of the Notes offering, the Company intends to issue a notice of redemption with respect to the full aggregate principal amount of the 2020 Notes, which redemption shall be conditioned upon, among other things, the closing of the Notes offering and shall occur on the redemption date set forth in the notice of redemption. If the Notes offering is consummated, the Company’s board of directors will set the record date and the payment date of the dividend following closing.

The Company requested the trustee for the 2020 Notes to issue a conditional notice on October 17, 2017 to holders of the 2020 Notes to call for redemption all of the outstanding aggregate principal amount of the 2020 Notes at a price equal to 105.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (the “Redemption”). The Company estimates that the redemption payment in connection with the Redemption will be approximately $144,037,500. Consummation of the Redemption is conditioned upon, among other things, consummation of the Notes offering. Substantially concurrently with the closing of the Notes offering, the Company intends to irrevocably deposit with the trustee for the 2020 Notes cash in an amount sufficient to redeem all outstanding 2020 Notes pursuant to the Redemption (including accrued and unpaid interest to the redemption date). Upon the trustee’s confirmation of receipt of such funds, the Company expects, in accordance with the terms of the indenture governing the 2020 Notes, the trustee will acknowledge satisfaction and discharge of the obligations with respect to the 2020 Notes. Upon such satisfaction and discharge, the indenture governing the 2020 Notes will generally cease to be in effect.

In connection with the private offering of the Notes, the Company is disclosing certain information to prospective investors in a preliminary offering memorandum dated October 17, 2017 (the “Preliminary Offering Memorandum”). Pursuant to Regulation FD, the Company is furnishing as Exhibit 99.1 certain information excerpted from the Preliminary Offering Memorandum consisting of (i) certain subsections of the section captioned “Summary”, including certain unaudited preliminary estimates of the Company’s results of operations for the thirteen week period ended September 24, 2017, (ii) the section captioned “Summary Historical Consolidated Financial and Other Data”, (iii) the section captioned “Capitalization” and (iv) the section captioned “Selected Historical Consolidated Financial Data”, which information is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference therein.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

Portions of this Current Report on Form 8-K contain forward-looking statements and involve risks and uncertainties that could materially affect the Company’s expectations. Actual results may differ from anticipated results sometimes materially. Factors that could cause results to differ include, but are not limited to, approval of the final terms by our board of directors. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, the Company does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect the Company’s expectations appear in “Risk Factors” of the Company’s filings with the U.S. Securities and Exchange Commission.

Item 8.01	Other Events.

Press Release

On October 17, 2017, the Company issued a press release announcing the private offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Information excerpted from the Preliminary Offering Memorandum

99.2	Press Release, dated October 17, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information excerpted from the Preliminary Offering Memorandum

99.2	Press Release, dated October 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2017	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
Name: Ronald DeVos
Title: Chief Financial Officer
(Principal Financial Officer and Accounting Officer)